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                                                                     EXHIBIT 5.1


               [LETTERHEAD OF PIPER MARBURY RUDNICK & WOLFE LLP]


                                 April 5, 2002



APARTMENT INVESTMENT AND MANAGEMENT COMPANY
Colorado Center, Tower Two
2000 South Colorado Boulevard, Suite 2-1000
Denver, Colorado  80222

Ladies and Gentlemen:

         We serve as special Maryland counsel to Apartment Investment and Management Company, a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), on a Registration Statement of the Company on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on or about April 5, 2002, of 4,390,907 shares (the "Shares") of Class A Common Stock, par value $.01 per share, of the Company (the "Common Stock"). This opinion is being provided at your request in connection with the filing of the Registration Statement.

         The Shares were or may be issued as indicated below in connection with the acquisition of Casden Properties, Inc., a Maryland corporation ("Casden"), by the Company in a merger (the "Merger") effected on March 11, 2002 (the "Closing"). The Shares were or may be issued by the Company from time to time as follows:

                  (i) up to 3,508,123 Shares were issued pursuant to Article II of the Agreement and Plan of Merger dated as of December 3, 2001 (the "Merger Agreement") by and among the Company, Casden, and XYZ Holdings LLC, a Delaware limited liability company, and Article Seventh of the Articles of Merger, dated March 11, 2002 (the "Articles of Merger"), of the Company and Casden relating to the Merger which were filed with the Department of Assessments and Taxation of the State of Maryland (the "MSDAT") on March 11, 2002 and became effective at the Closing; and

                  (ii) up to 882,784 Shares (the actual number of which is as adjusted from time to time pursuant to certain antidilution provisions) in exchange for up to 882,784 common limited partnership units (the "Common OP Units") of AIMCO Properties, L.P., a Delaware limited partnership (the "AIMCO OP"), issued promptly after the Closing, pursuant to the OP Unit Contribution Agreement



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                                     APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                                                   April 5, 2002
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         dated December 3, 2001 (the "OP Unit Contribution Agreement") by and
         among the AIMCO OP, to Casden Properties Operating Partnership, L.P., a Delaware limited partnership (the "Casden OP"), Casden, and the limited partners of the Casden OP, when the Common OP Units are tendered for exchange.

         In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

                  (a) the Registration Statement,

                  (b) the Charter of the Company (the "Charter"), certified by the MSDAT,

                  (c) the By-Laws of the Company, as amended and restated and in effect on the date hereof,

                  (d) the Agreement of Limited Partnership of the AIMCO OP, as amended to date (the "OP Partnership Agreement"), including the provisions relating to the issuance and tender of the Common OP Units,

                  (e) the Merger Agreement and the Articles of Merger,

                  (f) the Consent and Voting Agreement dated December 3, 2001 by and among the Company and each of the stockholders of Casden and Casden Park La Brea Inc. signatory thereto,

                  (g) the Information Statement sent to each of Casden's stockholders on or about January 25, 2002,

                  (h) the OP Unit Contribution Agreement,

                  (i) the proceedings of the Board of Directors of the Company or a committee thereof relating to the authorization and issuance of the Shares,

                  (j) an Officer's Certificate of the Company (the "Certificate"), dated the date hereof, as to certain factual matters, and

                  (k) such other statutes, certificates, instruments, and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion.

         In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as




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                                     APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                                                   April 5, 2002
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originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with respect to such parties. As to any facts material to this opinion, we have relied solely upon the Certificate. We have also assumed, without independent investigation, that the Shares were or will be issued in accordance with the terms of the Articles of Merger and the resolutions authorizing their issuance.

         Based upon the foregoing, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that:

                  (1) The Shares issued in the Merger pursuant to Article II of the Merger Agreement and Article Seventh of the Articles of Merger have been duly authorized and, upon compliance with the procedures set forth in Article II of the Merger Agreement and Article Seventh of the Articles of Merger, will be validly issued, fully paid, and non-assessable.

                  (2) The Shares to be issued in exchange for the Common OP Units issued pursuant to the OP Unit Contribution Agreement and tendered for exchange have been duly authorized and, upon exchange of such Common OP Units in accordance with the terms of the OP Partnership Agreement and issuance and delivery of stock certificates representing the Shares, will be validly issued, fully paid, and non-assessable.

         The opinion set forth herein is subject to additional assumptions, qualifications and limitations as follows:

                  (a) This opinion concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.

                  (b) We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of Maryland. To the extent that any documents referred to herein are governed by the laws of a jurisdiction other than Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of Maryland.



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                                     APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                                                                   April 5, 2002
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                  (c) We express no opinion as to compliance with the securities
         (or "blue sky") laws or the real estate syndication laws of the State of Maryland.

                  (d) We assume that the issuance of the Shares by the Company will not cause any person to violate any of the provisions of the Charter relating to the Initial Holder Limit, the Look-Through Ownership Limit, or the Ownership Limit (as those terms are defined in the Charter).

                  (e) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                              Very truly yours,

                                              PIPER MARBURY RUDNICK & WOLFE LLP